TRANSLATION INTO ENGLISH OF THE

SUPERINTENDENCY OF COMPANIES RESOLUTION

The Superintendency of Companies resolves to approve NINAKHORI MINERALES S.A. incorporation.

The Notary in charge of the incorporation of the company must take note of this resolution.

Also, the Mercantile Registrar must register the this incorporation resolution.

July 27th 2007.

REPUBLICA DEL ECUADOR
SUPERINTENDENCIA DE COMPAÑIAS

RESOLUCION No. 07.Q.IJ.003147
07.Q.IJ.003147

Dr. Eddy Viteri Garcés
ESPECIALISTA JURIDICO

CONSIDERANDO:

Que se ha presentado la escritura pública de constitución de la compañía NINAKHORI MINERALES S.A. otorgada ante el Notario Décimo Cuarto del Distrito Metropolitano de Quito , el 25/Julio/2007 .

En ejercicio de las atribuciones asignadas mediante Resolución ADM.06361 del 28 de septiembre del 2006;

R E S U E L V E:

ARTICULO PRIMERO.- APROBAR la constitución de la compañía NINAKHORI MINERALES S.A. y disponer que un extracto de la misma se publique, por una vez, en uno de los periódicos de mayor circulación en el domicilio principal de la compañía.

ARTICULO SEGUNDO.- DISPONER: a) Que el Notario antes nombrado, tome nota al margen de la matriz de la escritura que se aprueba, del contenido de la presente resolución; b) Que el Registrador Mercantil o de la Propiedad a cargo del Registro Mercantil del domicilio principal de la compañía inscriba la referida escritura y esta resolución; y, c) Que dichos funcionarios sienten razón de esas anotaciones; y, d) Cumplido lo anterior, remítase a la Dirección de Registro de Sociedades, la publicación original del extracto, copia de la escritura pública inscrita en el Registro Mercantil, copia de los nombramientos inscritos, copia de la afiliación a la Cámara de la Producción respectiva y copia del Registro Unico de Contribuyentes.

Comuníquese.- DADA y firmada en el Distrito Metropolitano de 27/Jul/2007
Quito, a

Dr. Eddy Viteri Garcés
ESPECIALISTA JURIDICO

Exp. Reserva 7148727
Nro. Trámite 1.2007.1386

REGISTRO MERCANTIL QUITO

Con esta fecha queda INSCRITA la presente Resolucion, bajo el No. ______ del REGISTRO MERCANTIL, Tomo ______ se dá asi cumplimiento a lo dispuesto en la misma, de conformidad a lo establecido en el Decreto 733 del 22 de Agosto de 1975, publicado en el Registro Oficial 878 del 29 de Agosto del mismo año.

Quito, a 06 AGO 2007 del ______

Dr. RAUL GAYBOR SECAIRA
REGISTRADOR MERCANTIL
DEL CANTON QUITO